EXHIBIT 10.5

AVM, L.P.

AVM ASSOCIATES LLC, GENERAL PARTNER

250 SOUTH AUSTRALIAN AVENUE, SUITE 600

WEST PALM BEACH, FLORIDA 33401

TELEPHONE: 561-655-6267

FACSIMILE: 561-655-9843

E-MAIL: bill.mccauley@avmltd.com

November 4, 2003

Jeffrey J. Zimmer

Chief Executive Officer and President

Bimini Mortgage Management, Inc.

3305 Flamingo Drive, Suite 100

Vero Beach, Florida 32963

Dear Mr. Zimmer:

The purpose of this Letter Agreement (the “Agreement”) is to document the terms pursuant to which AVM, L.P. (“AVM”) has agreed to provide consulting and related introducing broker services to Bimini REIT (“BIMINI”).

Consulting Services to be Provided.  Beginning as soon as practicable after the execution of this Agreement by the parties, AVM will consult with BIMINI regarding financing – through the use of the repo markets and possibly other techniques – as well as collateral management and other services that are reasonably calculated to assist BIMINI in its REIT-related securities financing activities. BIMINI acknowledges that AVM will not be acting as an investment adviser to BIMINI and that any trading, investment or risk management-related advice provided by AVM will be incidental to and in connection with AVM’s role as an introducing broker for BIMINI, as described below. In consideration for these services, BIMINI will pay to AVM an annual Consulting Fee. The annual Consulting Fee will be the greater of $200,000 and 1 running basis point (i.e., .01% per annum times the average daily aggregate market value of BIMINI’s Mortgage-Related Securities which are subject to Financing Transactions executed by AVM, L.P. (defined below). The initial Consulting Fee (covering the period until February 15, 2004) shall be $50,000, payable within 5 business days after the date on which BIMINI closes on its first private placement of Class A Common Stock (the “Effective Date”). Thereafter, the Consulting Fee shall be payable quarterly in arrears within five business days of each February 15, May 15, August 15 and November 15 (each such date a “Calculation Date”), beginning with May 15, 2004 and continuing until this Agreement is terminated by either party.

In consideration of these fees and the IB Fees detailed below, AVM will provide the following specific services in addition to the general consulting services and IB services described herein: (1) dealer introductions and related assistance with the arrangement of repo credit lines and associated documentation with no fewer than eight (8) leading counterparties (note: AVM will not provide any legal advice; all legal advice and analysis, and the associated expense, shall be the exclusive responsibility of BIMINI and its counsel); (2) daily reporting of mark-to-market/credit exposure; (3) daily financing schedules and cashflow reports; (4) copies of all trade tickets, confirmations and related trade documentation; (5) periodic P+I reports; (6) other reports as needed regarding financing activities transacted by AVM on behalf of BIMINI; (7) at BIMINI’s direction, cooperate in settling outstanding balances due to or from counterparties under repurchase agreements secured by AVM; and (8) cooperate in trade settlement or clearing activities by or through third parties engaged by BIMINI.

Introducing Broker Services to be Provided.  AVM will act as exclusive introducing broker on behalf of BIMINI in Financing Transactions for all of BIMINI’s Mortgage-Related Securities. A “Financing Transaction” for purposes of this Agreement includes repurchase agreements, securities lending agreements, Sell/Buy Backs used for financing purposes, total return swaps, or any other transaction where securities, swaps and/or cash are used as collateral to secure financing. As introducing broker, AVM will execute financing trades as directed by BIMINI with respect to the Mortgage-Related Securities. Mortgage-Related Securities are those mortgage securities owned by BIMINI that meet the criteria listed in BIMINI’S Private Placement Memorandum (under “Investment Strategies and Asset Acquisition Strategy”) in the “mortgage-related securities component” – i.e., “obligations issued directly by or under the auspices of various U.S. federal agencies or federally chartered entities, such as, but not limited to, the Federal National Mortgage Association (more commonly known as Fannie Mae, or FNMA), the Federal Home Loan Mortgage Corporation (more commonly know as Freddie Mac, or FHLMC), or the Government National Mortgage Administration (more commonly known as Ginnie Mae, or GNMA).” For these introducing broker services, AVM will be paid an introducing broker fee (the “IB Fee”) based on the following formula: for each Financing Transaction secured by AVM, AVM will receive 45% of the amount by which the financing costs under that repurchase agreement calculated at an assumed rate of LIBOR + 2 basis points (the “Hurdle Rate”) would exceed the actual financing costs under that repurchase agreement. For that portion of BIMINI’s Mortgage-Related Securities above $3 billion but less than $5 billion, the Hurdle Rate used to calculate the IB Fee shall decrease to LIBOR + 1 basis point, and for that portion above $5 billion, the Hurdle Rate shall decrease to LIBOR flat. For computation of the IB Fee, the relevant LIBOR rate will be the interpolated LIBOR rate to the same maturity date as the relevant Financing Transaction relating to each Mortgage-Related Security. The IB Fee will be computed daily on an Actual/360 basis and accrued until each Calculation Date. If the term of any Financing Transaction should extend past a quarterly Calculation Date, then the portion of any IB Fee accruing through the Calculation Date shall be paid as set forth in the next sentence, with the balance of any IB Fee accruing in the subsequent calculation period or periods. All fees are based on an Actual/360 basis, payable quarterly in arrears within 5 business days of each Calculation Date.

Where appropriate, BIMINI will provide the relevant dealer/counterparty with whatever documentation those dealers reasonably require to evidence AVM’s trading authority to act on BIMINI’s behalf in executing such transactions.

Term and Termination.  This Agreement shall be effective as of the date on which BIMINI closes on its first private placement of Class A Common Stock (the “Effective Date”). This agreement is terminable at will by either party upon 120 days’ written notice to the other party. In the event that BIMINI terminates the agreement, AVM will not be required to refund or return any portion of the Consulting Fees previously paid. In addition, unless extended by agreement of the parties, this Agreement will expire by its terms on October 1, 2006.

Confidentiality.  In connection with the services to be provided by AVM, BIMINI may receive information that describes, explains or otherwise relates to certain AVM trade ideas and other confidential and proprietary information (the “AVM Information”). AVM Information includes, but is not limited to, information contained in AVM research reports and other written materials. BIMINI hereby acknowledges that AVM Information is being provided on a strictly confidential basis. In consideration for AVM Information, BIMINI agrees that AVM Information will be kept confidential by BIMINI and will not be disclosed to or discussed with any third parties, except as allowed by the terms of the succeeding paragraph. Further, BIMINI agrees not to allow third parties to review, photocopy or otherwise duplicate any documents provided by AVM. Additionally, BIMINI agrees that it will not use AVM Information to design, recommend or execute trades for itself, its clients or others without the consent of AVM. Similarly, AVM acknowledges that information concerning BIMINI, its trading activities, financial status and results, etc. (the “BIMINI Information”) may be confidential, and AVM will likewise keep BIMINI Information confidential on the same basis.

The obligations of BIMINI and AVM to maintain confidentiality extend to all of the AVM Information and BIMINI Information (collectively, the “Information”) received except for information (1) that is already in the public domain; (2) that subsequently becomes available to third parties via publication or otherwise through no breach of the terms of the Agreement; (3) that was already in their possession prior to its disclosure by the other party; (4) the disclosure of which is required by law or by a competent regulatory authority or is necessitated by a legal proceeding or audit requirement; or (5) that is disclosed only to legal or other professional advisors who have previously entered into a comparable confidentiality agreement with the other party, and only where such advisors are advising upon matters related to the Agreement and/or the Information.

The parties further agree to take all reasonable precautions to prevent the theft or unauthorized use of any of these materials, to notify the other party of any unauthorized use or disclosure of Information of which a party becomes aware and to make all reasonable efforts to prevent and stop such unauthorized use. The parties further acknowledge that any unauthorized use or disclosure of Information will cause irreparable damage to the other party and that, consequently, the parties shall have the right to injunctive or other equitable relief to prevent or stop such use or disclosure and to other legal and equitable relief for the damages occasioned thereby.

Miscellaneous.  The Agreement, and all matters pertaining to its validity, construction, enforcement, interpretation or effect, shall be governed by and construed in accordance with the laws of the State of Florida, without regard to choice of law principles.

The Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, representations or negotiations, written or oral, express or implied.

The Agreement shall not be modified, amended, supplemented, altered or varied, and no provision hereof may be waived, except by a written instrument signed by all of the parties after the date hereof.

Very truly yours,

AVM, L.P.

/s/ Bill McCAuley
By:	Bill McCauley
Its:	CEO

AGREED AND ACCEPTED THIS 31st DAY OF OCTOBER 2003:

BIMINI MORTGAGE MANAGEMENT, INC.

/s/ Jeffrey J. Zimmer
By:	Jeffrey J. Zimmer
Its:	CEO

AVM, L.P.

AVM ASSOCIATES LLC, GENERAL PARTNER

250 SOUTH AUSTRALIAN AVENUE, SUITE 600

WEST PALM BEACH, FLORIDA 33401

TELEPHONE: 561-655-6267

FACSIMILE: 561-655-9843

E-MAIL: bill.mccauley@avmltd.com

February 10, 2004

Jeffrey J. Zimmer

Chief Executive Officer and President

Bimini Mortgage Management, Inc.

3305 Flamingo Drive, Suite 100

Vero Beach, Florida 32963

Dear Mr. Zimmer:

The purpose of this Letter Agreement is to assign all of the rights, interests and responsibilities of AVM, L.P. (“AVM”) under the terms of the Agreement dated November 4, 2003 (the “2003 Agreement”) between AVM and Bimini Mortgage Management, Inc. (“Bimini”) from AVM to its affiliate III Associates (“III”), and to evidence Bimini’s consent to such assignment.

Accordingly, Bimini, AVM and III hereby agree that all of the services AVM is obligated to provide under the 2003 Agreement, including all services described under “Consulting Services to be Provided” and “Introducing Broker Services to be Provided” shall from the date of this Letter Agreement forward be provided by III.  Similarly, Bimini’s obligations to AVM under the 2003 Agreement, including its obligations to pay those fees provided for in the 2003 Agreement, shall become obligations to III.  All other provisions, terms and conditions of the 2003 Agreement shall remain in full force and effect.  Finally, this agreement shall in no way alter or affect the agreement and arrangements between AVM and Bimini regarding clearing-related services, and AVM and Bimini shall remain the sole parties to the Agency Agreement dated November 20, 2003.

Very truly yours,

AVM, L.P.

/s/ Bill McCAuley
By:	Bill McCauley
Its:	CEO

AGREED AND ACCEPTED THIS 10TH DAY OF FEBRUARY 2004:

BIMINI MORTGAGE MANAGEMENT, INC.

/s/ Jeffrey J. Zimmer
By:	Jeffrey J. Zimmer
Its:	CEO

AGREED AND ACCEPTED THIS 10TH DAY OF FEBRUARY 2004:

III ASSOCIATES

/s/ Scott Wyler
By:	Scott Wyler
Its:	Authorized Signatory